Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement of NYB Holdings Limited on Form F-4 of our report dated March 17, 2026, relating to our audits of the consolidated balance sheets of Nanyang Biologics Pte. Ltd. as of September 30, 2025 and 2024, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ deficit and cash flows for each of the two years in the period ended September 30, 2025, which report appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, New York

June 2, 2026

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement of NYB Holdings Limited on Form F-4 of our report dated December 31, 2025, relating to our audit of the balance sheet of NYB Holdings Limited as of September 30, 2025, the related statement of operations, changes in shareholders’ deficit and cash flow for the period from August 18, 2025 (inception) through September 30, 2025, which report appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, New York

June 2, 2026